EXHIBIT 10.4

UNIT PURCHASE AGREEMENT

This is a Unit Purchase Agreement (this “Agreement”), dated as of August 3, 2010, by and among Live Current Media Inc., a Nevada corporation (the “Company”), and _________________ (the “Purchaser”).

Pursuant to this Agreement:

(i)           the Purchaser is one of several Purchasers who are purchasing up to 80 Units (as defined below) in the aggregate amount of up to $400,000 (the “Purchase Price”) at the Closing (as defined in Section 2 below) and

(ii)           the Purchaser is purchasing one Unit at a Purchase Price of $5,000.  The Unit shall consist of (a) 50,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (b) a Warrant  (the “Warrant”) to purchase 50,000 shares of Common Stock having the rights and in the form set forth on Exhibit B hereto.  The shares of Common Stock issuable upon exercise of the Warrants shall sometimes be referred to herein as the “Warrant Shares”.  The Warrants and the Shares collectively shall sometimes be referred to herein as the “Units.”

Certain capitalized terms used herein are defined in Article 7.

The parties hereby agree as follows:

1.	Purchase and Sale of Units.

1.1           Authorization of Units.  On or prior to the Closing, the Company shall have authorized the sale and issuance to the Purchasers of the Shares, and the issuance of the Warrants.

1.2           Sale and Purchase of Units.

Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, one Unit at a Purchase Price of $5,000 per Unit.

1.3           Additional Offering.  The Purchaser agrees that the Company shall have the right to sell up to an additional 70 Units (the “Additional Units”) to other persons pursuant to agreements with terms and conditions substantially similar to this Agreement; provided, however, that all such Additional Units are sold on or before the Final Closing Date (as defined below).

2.	The Closing; Delivery.

2.1           The Closing. The purchase and sale of the Units, and the issuance of the Shares and Warrants, shall be consummated in a closing (the “Closing”), which is to take place at the Company’s headquarters, 780 Beatty Street, Suite 307, Vancouver, British Columbia V6B 2M1, upon the satisfaction of all conditions to Closing set forth in this Agreement; provided, however, that the final closing shall occur on or before August 31, 2010 (the “Final Closing Date”).  The “Closing Date” shall be the date that the Purchaser’s funds, representing the amount due to the Company for the Purchase Price, is transmitted by wire transfer or otherwise to or for the benefit of the Company.

2.2           Deliveries.  At each Closing,

2.2.1           The Purchaser shall deliver an executed copy of this Agreement.

2.2.2           The Purchaser shall deliver payment in full in the amount of the Purchase Price for the Unit purchased, which payment shall be in the form of a check or wire transfer to the Company.

2.2.3           The Company will cause to be issued to the Purchaser the (i) certificate representing the Shares issued as part of the Unit purchased by the Purchaser.   Each such Share shall be in definitive form and registered in the name of the Purchaser against delivery to the Company by the Purchaser of the items set forth in Sub-Sections 2.2.1 and 2.2.2 above.

2.2.4           The Company will issue the Warrants to the Purchaser.  The Warrant shall be in definitive form and registered in the name of the Purchaser against delivery to the Company by the Purchaser of the items set forth in Sub-Sections 2.2.1 and 2.2.2 above.

2.2.5           The Company shall deliver to the Purchaser (i) an executed completed Agreement, (ii) the certificates representing the Shares as part of the Units purchased by the Purchaser and (iii) the Warrant(s).

2.3           Each Closing Identical.  Each Closing shall be upon substantially identical terms and conditions to those contained herein.  Each Closing may be effected on or before the Final Closing Date at the Company’s sole election until all of the Units have been sold.

2.4           Use of Proceeds.  The Purchaser understands that immediately subsequent to the Closing the Company will have use of the funds; there is no minimum purchase requirement that must be met before the Company may use the funds.  The Company agrees that the proceeds from the sale of the Units will be used for the payment of debt, working capital and general corporate purposes.

3.           Representations and Warranties of the Company.  In order to induce the Purchaser to enter into this Agreement and to purchase the Units, except as set forth in the SEC Documents (as defined in Section 3.4) the Company hereby makes such representations and warranties, as of the date of this Agreement and of the Closing, to the Purchaser as set forth below.

3.1           Incorporation. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect.  The Company has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby.  The Company is not in violation of any of the provisions of its Articles of Incorporation (or other charter document) or By-laws.

3.2           Capitalization.

(a)         The Company is authorized to issue 50,000,000 shares of Common Stock of which, as of July 12, 2010, 24,442,316 shares were issued and outstanding.  The Company is committed to issuing an additional 2,500,000 shares of Common Stock in settlement of a debt and has outstanding options, warrants and rights convertible into 4,413,098 shares of Common Stock.  The Company has no other contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock or any securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Units.

(b)         The Company has reserved for the purpose of issuance upon exercise of the Warrants a number of shares of Common Stock sufficient to cover the exercise of the Warrants.

3.3           Authorization; Lawful Issuance. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken.  When executed and delivered by the Company, the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.  The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out and perform its obligations under their respective terms.  The issuance, sale and delivery hereunder by the Company of the Shares, the issuance of the Warrants, and the Warrant Shares, pursuant to the terms and subject to the conditions of this Agreement, have been duly authorized by all requisite corporate action of the Company.  The Shares and Warrant Shares, when issued, will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

3.4           SEC Documents.  The Company has furnished to the Purchaser (either directly or by providing to the Purchaser instructions to allow the Purchaser to view the documents filed by the Company on the Securities and Exchange Commission’s EDGAR website) true and complete copies of the following reports filed by the Company (collectively, the “SEC Documents”): (i) the annual report on Form 10-K for the year ended December 31, 2009; (ii) the quarterly report on Form 10-Q for the period ended March 31, 2010 and (iii) the Company’s Current Reports on Form 8-K filed after March 29, 2010 (the “Current Reports”).  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto in effect at the time of filing.

3.5           Consents.  Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of this Agreement and (b) any required state “blue sky” law filings in connection with the transactions contemplated by this Agreement, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Shares, the Warrants and the Warrant Shares, do not require the consent or approval of the stockholders of, or any lender to, the Company.

3.6           No Conflict; Compliance With Laws.  Assuming the representations and warranties of the Purchaser in Section 4 are true and correct:

(a)           The execution, delivery and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, the Warrants and the Warrant Shares, do not and will not (i) conflict with or violate any provision of the Articles of Incorporation (or other charter documents) or By-laws of the Company, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company is a party or by which its properties or assets are bound, except in each case to the extent such breach, conflict, violation, default, termination, amendment, acceleration or cancellation does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company or any of its properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company any of its properties or assets.

(b)           Except as otherwise described herein, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived) except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has issued $286,440 in convertible promissory notes to five former stockholders of Entity, Inc.  The convertible promissory notes were due to be paid on May 22, 2010.  Furthermore, in accordance with the Agreement and Plan of Merger entered into by the Company, Entity, Inc. and the stockholders of Entity, Inc. on March 25, 2008, the Company also owes a total of $40,861.60 (the “Cash Payment”) to four former stockholders of Entity, Inc.  This amount was part of the consideration to be paid to these stockholders for their shares of Entity, Inc.  The payment was due on May 22, 2009.  Neither the convertible promissory notes nor the Cash Payment have been paid.

3.7           Brokers or Finders.

The Company has not dealt with any broker or finder in connection with the transactions contemplated by the Transaction Documents, and the Company has not incurred, or shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents, or any transaction contemplated hereby or thereby.

3.8           OTCBB. The Company's Common Stock is currently quoted, on the OTCBB.

3.9           Litigation.  Except as otherwise disclosed in the SEC Documents and herein, there are no pending or, to the Company's knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company.  The Company has been served with a complaint that was filed on May 14, 2010 in the Circuit Court of Cook County, Illinois County Department, Chancery Division.  The case is titled “David Jeffs and Richard Jeffs, derivatively on behalf of Live Current Media, Inc. (plaintiffs) vs. C. Geoffrey Hampson, James Taylor, Mark Benham and Boris Wertz (defendants) and Live Current Media, Inc. (nominal defendant)”.  The plaintiffs allege, among other matters, that the members of the current board of directors breached their fiduciary duties of loyalty, trust, good faith and due care by failing to properly supervise Mr. Hampson and that Mr. Hampson breached his fiduciary duties and his employment agreement by failing to devote the time necessary to manage the Company’s business and failing to disclose to the members of the former board of directors his activities relating to other businesses. The plaintiffs have asked the Court for compensatory damages of no less than $50 million, punitive damages and attorney’s fees and costs of bringing the action.  On June 29, 2010 the Company was served with a summons and complaint asking the District Court of the State of Nevada to issue an injunction ordering the election of directors at a special meeting of the shareholders.  The action was filed in the Second Judicial District Court of the State of Nevada in and for the County of Washoe and is titled “David Jeffs, Susan Jeffs, Carl Jackson and Jodi Sansone, plaintiffs and stockholders of Live Current Media, Inc. vs. Live Current Media, Inc., defendant”.  The Company has scheduled an annual meeting for the purpose of electing directors on October 12, 2010.

3.10           No Undisclosed Liabilities; Indebtedness.  Since the date of the latest filed SEC Document, the Company has incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations that, individually or in the aggregate, do not or would not have a Material Adverse Effect and other than liabilities and obligations arising in the ordinary course of business.  Except for indebtedness reflected in the SEC Documents, the Company has no indebtedness outstanding as of the date hereof.  Except as described in Section 3.6(b) above, the Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.11           Title to Assets.  The Company has good and marketable title to all real and personal property owned by it that is material to the business of the Company, in each case free and clear of all liens and encumbrances, except those, if any, reflected in the SEC Documents or incurred in the ordinary course of business consistent with past practice.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and other equitable remedies) with which the Company is in compliance in all material respects.

3.12           Intellectual Property.  The Company is the sole and exclusive owner of, or has the exclusive right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned or used by the Company (collectively, the “Rights”), and in and to each material invention, software, trade secret, and technology used by the Company (the Rights and such other items, the “Intellectual Property”), and, to the Company's knowledge, the Company owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). There have been no written claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company's knowledge, there are no reasonable grounds for any such claims.

3.13           Subsidiaries; Joint Ventures.  Except for the subsidiaries described in the SEC Documents, the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person.  Except as described in the SEC Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

3.14           Private Placement; Communications with Purchaser.  Neither the Company nor any person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares, the Warrants or the Warrant Shares by means of any form of general solicitation or advertising.  Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Shares, the Warrants or the Warrant Shares as contemplated hereby or (ii) cause the offering or issuance of the Shares, the Warrants or the Warrant Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.  No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the Securities and Exchange Commssion or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Shares, the Warrants or the Warrant Shares other than the possible filing of Form D with the Securities and Exchange Commission and the appropriate “blue sky” filings with the states in which sales of the Units are made.

3.15           Disclosure.  The Company understands and confirms that the Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by the Transaction Documents.  All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as to himself only, as follows:

4.1           Foreign Investor.  The Purchaser is not a United States Person (as defined by Section 770 1(a)(30) of the Code).  The Purchaser hereby represents that the Purchaser has satisfied himself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for the Units or any use of the Transaction Documents, including (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

4.2           Ability to Bear Risk.  The Purchaser’s financial condition is such that he is able to bear all economic risks of investment in the Securities, including a complete loss of the investment therein.  The Purchaser has sufficient knowledge and experience in finance and business that he is capable of evaluating the risks and merits of his investment in the Company.

4.3           Investment Intent.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms that he is acquiring the Units, the Shares, and the Warrant and the Warrant Shares into which such Warrant may be exercised (collectively, the “Securities”), solely for his own account and not as a nominee or agent, for investment purposes, with no present intention of, and not for the purpose of, distributing or reselling any of the Securities, or any interest therein in violation of applicable securities laws.

4.4           Disclosure of Company Information. The Purchaser has received and read all information he, she or it has deemed necessary or appropriate for purposes of considering his investment hereunder including, without limitation, the SEC Documents, and has had the opportunity to discuss the Company’s business with the directors, officers and management of the Company.  The Purchaser has also had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this investment.  The Purchaser represents that his decision to purchase the Units hereunder is in reliance solely upon his own judgment together with the advice of those advisors retained by the Purchaser, if any, and has been made without any reliance on any recommendation or endorsement of the Company or any third party with respect thereto.

4.5           Restricted Securities.

4.5.1           The Purchaser has been advised that neither the Units, the Shares, the Warrants, nor the Warrant Shares have been registered under the Securities Act or any other applicable securities laws and that Securities are being offered and sold pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(2) and Rule 506 of Regulation D is predicated in part on the Purchaser representations as contained herein.  The Purchaser acknowledges that the Securities will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Securities may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

4.5.2           The Purchaser represents that the Purchaser is acquiring the Securities for the Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.5.3           The Purchaser understands and acknowledges that the Securities, when issued, will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.5.4           The Purchaser acknowledges that an investment in the Securities is not liquid and is transferable only under limited conditions.  The Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Securities.

4.6   No General Solicitation.  The Purchaser acknowledges that the Company has not, either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

4.7           Exculpation Among Purchasers.  The Purchaser acknowledges that he is not relying upon any Person, firm or corporation, other than the Company and its officers and directors, in making his investment or decision to invest in the Securities.  The Purchaser agrees that no Purchaser shall be liable to him or to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units.

4.8   Residence.  The Purchaser is resides in British Columbia, Canada.

4.9           Pre-existing Relationship.  The Purchaser has a preexisting personal or business relationship with the Company.

4.10        Purchases by Group.  The Purchaser represents, warrants and covenants that he is not acquiring the Units as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

4.11        No Governmental Review.  The Purchaser understands that no federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.12        Correctness of Representations.  The Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Purchaser otherwise notifies the Company prior to the Closing Date, shall be true and correct as of each Closing Date.

4.13        Survival.  The foregoing representations and warranties shall survive the Closing Date until two years after the Closing Date.

5.	Conditions to Closing.

5.1           Conditions Precedent to the Closing.  The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)           The representations and warranties of the Company, as contained in Section 3 hereof, shall be true and correct in all material respects on and as of the Closing.

(b)           The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it, on or before the Closing, and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.  All actions necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby, as applicable to the Company, shall have been taken, including, without limitation, the issuance of the Units, the issuance of the Shares and issuance of the Warrant Shares upon exercise of the Warrants.

(c)           All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

(d)           All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or his counsel) shall have received all such counterpart original or other copies of such documents as reasonably requested.

5.2           Conditions of the Company’s Obligations at the Closing.  The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing in which the Purchaser is participating, of each of the following conditions, unless otherwise waived:

(a)         The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the Closing.

(b)         All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing, including payment of the Purchase Price, shall have been performed or complied with in all material respects.

(c)         All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6.	Certain Covenants and Agreements.

6.1           Transfer of Securities. The Purchaser agrees that he shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, the Warrants or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of either an opinion of the Purchaser’s counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of the Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws.  Any transfer or purported transfer of the shares of Common Stock in violation of this Section 6.1 shall be void.  The Company shall not register any transfer of the shares of Common Stock in violation of this Section 6.1.  The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2           Registration of Common Stock.  The Company hereby agrees, at its expense and within six months of the Final Closing Date, to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement for the purpose of registering for sale to the public the Shares and the Warrant Shares.

6.3           Required Approvals.  As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

6.4           Form 8-K.  The Company shall file a Current Report on Form 8-K describing the transactions consummated under this Agreement not later than the fourth business day after each Closing Date.

7.	Definitions. Terms not otherwise defined in this Agreement are defined below.

(a)         “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144 (as defined below) and in all cases including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

(b)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(c)         Majority Holders” means the holders of at least the majority of the Shares issued hereunder still outstanding.

(d)         “Material Adverse Effect” means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company.

(e)         “OTCBB” means Over-the-Counter Bulletin Board.

(f)         “Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(g)         “Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

(h)         “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(i)         “Transaction Documents” means, collectively, this Agreement and the Warrants.

(j)         “Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

8.	Miscellaneous Provisions.

8.1           Amendments, Consents, Waivers, Etc.

(a)           This Agreement or any provision hereof may be amended or terminated by the agreement of the Company and the Majority Holders of the Units, and the observance of any provision of this Agreement that is for the benefit of the Purchaser may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval, or other action to be given or taken by the Purchaser pursuant to this Agreement may be given or taken by the written consent of the Majority Holders; provided that (i) the Purchaser may, in writing, waive as to himself only, the benefits of any provision of this Agreement; (ii) unanimous consent of all of the Purchasers shall be required to (1) waive any closing condition to this Agreement; (2) amend this Agreement, and (3) amend this Section 8.1(a)(ii) and (iii).  The Warrants may not be amended without the consent of the majority of the holders of the Warrants then issued hereunder.

(b)           No course of dealing between the Company and the Purchaser will operate as a waiver of the Company’s or the Purchaser’s rights under this Agreement.  No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party.  No failure or other delay by the Purchaser or the Company in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

8.2           Notices.  All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that provides evidence of delivery and guarantees next business day delivery (effective the next business day), or (iv) sent by facsimile followed by confirmation, addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 8.2):

(a)           If to the Company:

Live Current Media Inc.
780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1
Telephone:  (604) 453-4870
Fax:  (604) 453-4871
Attention: Chief Executive Officer

(b)           If to the Purchaser, to the address of such Purchaser as set forth on the written records of the Company.

8.3           Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement.  In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.  Each party hereto will receive by delivery or facsimile transmission a duplicate original of this Agreement executed by each party, and each party agrees that the delivery of this Agreement by facsimile transmission will be deemed to be an original of this Agreement so transmitted.

8.4           Captions.  The captions of Sections or Sub-Sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

8.5           Binding Effect and Benefits.  This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Purchaser’s benefit will inure to the benefit of all permitted transferees of the Securities, and the applicable provisions of this Agreement that bind the Purchaser will bind all transferees of the Securities.  Nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the parties hereto, permitted transferees of the Securities, and their respective successors and permitted assigns.

8.6           Construction.  The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

8.7           Further Assurances.  From time to time on and after the date hereof, the parties hereto will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as any of the other parties hereto may reasonably request in order to more effectively effect or confirm the transactions contemplated by the Transaction Documents and to carry out the purposes hereof and thereof.

8.8           Severability.  No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

8.9           Entire Agreement.  This Agreement and the Transaction Documents together with any annexes and exhibits hereto and thereto contain the entire understanding and agreement among the parties, or between or among any of them, and supersede any prior or contemporaneous understandings or agreements between or among any of them, with respect to the subject matter hereof, including any term sheet or letter of intent relating to the transactions contemplated hereby and thereby.  No representations or warranties by the Company are made, or shall be deemed to have been made, at any time or in any manner, whether written or oral, other than such representations and warranties as expressly set forth in this Agreement.

8.10         Governing Law.  This Agreement shall be governed by the laws of the state of Nevada, without reference to its choice of law rules.  The courts of Nevada will have exclusive jurisdiction over this Agreement, including its enforcement and any dispute regarding its interpretation and application, and the parties hereby irrevocably submit to the jurisdiction of those courts for those purposes.

8.11         Waiver of Certain Damages.  Each party to this Agreement, to the fullest extent permitted by law, irrevocably waives any rights that they may have to incidental, consequential or special (including punitive or multiple) damages or any equitable equivalent thereof or substitute therefor based upon, or arising out of, this Agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

Executed and delivered as of the date first above written.

COMPANY:	LIVE CURRENT MEDIA INC.

By: /s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer

PURCHASER SIGNATURE PAGE

The undersigned Purchaser has read the Unit Purchase Agreement dated as of August 2, 2010 and acknowledges that execution of this Purchaser Signature Page shall constitute the undersigned’s execution of such agreement.

I hereby subscribe for an aggregate of one Unit at $5,000 per Unit and hereby deliver good funds with respect to this subscription for the Units.

I am a resident of Vancouver, British Columbia, Canada.

Please print above the exact name(s) in which the Units are to be held

I acknowledge that the offering of the Units is subject to the Federal securities laws of the United States and state securities laws of those states in which the Units are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Units may be purchased by persons who do not come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”), so long as the informational requirements of Rule 502(b)(2) are met.

By signing below, I represent and warrant that the informational requirements of Rule 502(b)(2) have been met in that:

●	The information contained in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 29, 2010 has been provided to me;

●
The information contained in any reports or documents required to be filed by the Company under sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act since the distribution or filing of the Form 10-K has been provided to me, along with a brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in the Company’s affairs that are not disclosed in the documents furnished;

●	The Company has informed me that no written information was provided by the Company to any accredited investor that has not also been delivered to me;

●
I have had a reasonable time and the opportunity, prior to my purchase of the Units, to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information that has been furnished to me; and

●	The Company has advised me that the Units are “restricted securities” and has advised me of the limitations on resale.

Executed this 3rd day of August, 2010 at Vancouver, British Columbia, Canada.

_______________________________________
Signature (Individual)

_______________________________________
(Print Name)

Residence Address:

_______________________________________
_______________________________________

Mailing Address:

_______________________________________
_______________________________________

Tax Identification No.:______________________

Telephone No.:___________________________

Facsimile No.:____________________________

E-Mail Address:

_______________________________________